                      FORM OF PROXY FOR SPECIAL MEETING OF
                       SHAREHOLDERS OF FSB BANCORP, INC.

1. To approve the Agreement and Plan of Merger, dated as of April 7, 2000 (the "Merger Agreement"), by and between FSB and IBT Bancorp, Inc. ("IBT") pursuant to which, among other things, FSB will merge with and into IBT (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of FSB as may be necessary or appropriate to carry out the intent and purposes of the Merger.

[ ] FOR                                           [ ] AGAINST                                       [ ] ABSTAIN

2. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.
    SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1.
                   (Continued and to be signed on other side)

                          (Continued from other side)
    THE UNDERSIGNED HEREBY APPOINTS LARRY SENABAUGH AND HERBERT WYBENGA, OR EITHER OF THEM, AS PROXIES TO VOTE ALL SHARES OF COMMON STOCK THE UNDERSIGNED IS ENTITLED TO VOTE AT THE SPECIAL MEETING OF SHAREHOLDERS OF FSB BANCORP, INC. ("FSB") TO BE HELD ON WEDNESDAY, AUGUST 2, 2000, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AS FOLLOWS, HEREBY REVOKING ANY PROXY PREVIOUSLY GIVEN:

                                                Dated: ----------------, 2000

                                                --------------------------------
                                                  (Please sign exactly as name
                                                        appears above.)
                                                (If stock is owned by more than
                                                one person, all owners should
                                                sign. Persons signing as
                                                executors administrators,
                                                trustees, or in similar
                                                capacities should so indicate.)
                                                   THIS PROXY IS SOLICITED ON
                                                         BEHALF OF THE
                                                   BOARD OF DIRECTORS OF FSB
                                                         BANCORP, INC.